Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003 relating to the financial statements, which appears in Zoran Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS

San Jose, California

August 14, 2003